As filed with the Securities and Exchange Commission on September 9, 2013
Registration Number: ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ACTIVE WITH ME INC.
(Exact Name of Registrant As Specified in its Charter)

Nevada	7990	39-2080103
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Nevada Agency and Trust Company
2005 Lakeshore Road	50 West Liberty Street, Suite 880
Sarnia, Ontario, Canada N7X 1G4	Reno, Nevada 89501
(519) 337-9048	(775) 322-0626
(Address and telephone number of	(Name, address and telephone
principal executive offices)	of agent for service)

With copies to:
Synergen Law Group, APC
Attention: Karen A. Batcher, Esq
819 Anchorage Place, Suite 28
Chula Vista,  CA  91914
Tel.  619.475.7882
Fax  866.352.4342

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐	Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock (2)	1,805,000 shares	$0.04	$72,200	$9.85
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Represents common stock being sold on behalf of selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated September 9, 2013

PROSPECTUS

ACTIVE WITH ME INC.

1,805,000 COMMON SHARES ON BEHALF OF SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering the 1,805,000 common shares offered through this prospectus. The 1,805,000 common shares offered by the selling shareholders represent 54.6% of the total outstanding common shares as of the date of this prospectus.  We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.04 per common share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.04	None	$0.04
Total	$72,200	None	$72,0200

The 1,805,000 common shares included in this prospectus may be offered and sold directly by the selling shareholders. Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.04 per share for the duration of the offering. The selling shareholders, brokers or dealers effecting transactions in these shares should confirm that the common shares are registered under applicable state law or that an exemption from registration is available.  We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB, the middle tier of the OTC Market.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

The Company is considered a Shell Company as defined in Rule 405.   As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.  The selling shareholders in this offering are underwriters.

The offering shall terminate on September 9, 2014.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this prospectus entitled Risk Factors on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 5 and the financial statements.

Active With Me Inc.

We were incorporated on December 6, 2012 under the laws of the state of Nevada.  Our principal offices are located at 2005 Lakeshore Road, Sarnia, Ontario, Canada N7X 1G4.  Our telephone number is (519) 337-9048.

Active With Me Inc. is a development stage company which intends to create online resources that seamlessly offer travelers unique, highly relevant and user-friendly information on activity-based travel. It will be designed to fill a void in the marketplace by offering third-party content and information to visitors in their activity of choice, while also having the ability to offer links to related clubs and organizations that provide additional information, as well as the potential for interactive experiences. The registrant’s website www.activewithme.com will be designed to offer a fundamentally different experience than any other offering in today’s market. The registrant’s plan is to design its website centered purely on activities and offer an ability to quickly access relevant content to the particular activity of choice.

We are still in our development stage and cannot commence business operations on our website until its completion. The Active With Me website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. Early stage development of the website will include design and construction of the initial beta website, populating the site with activity-based content, development of site graphics and test marketing the site. Expenses related to this phase are expected to be less than $30,000. The president will spearhead this effort. The registrant currently has sufficient capital to complete this stage of its plan of operations. The registrant expects to have this stage of the plan of operations completed by the end of March 2014. Further development of the website with the goal of launching the live website will be focused on major US points of interest. The registrant expects the further development to require the hiring of an initial 2 permanent employees. Expenses related to this phase are expected to be related to the costs of hiring two employees, approximately $7,000 per month. The company currently does not have sufficient capital to initiate this phase of its plan of operations. If the registrant’s website gains traction in the marketplace and is able to attract advertisers we will continue to build out the website to more and more points of interest all around the world. The Company will also begin to build on its marketing efforts as described in the Marketing section. The registrant does not currently have sufficient capital for this phase of its plan of operations. We can provide no assurance that we will be successful in our planned development of our website.

We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through the sale of equity capital.

We have not earned any revenues to date.  We do not anticipate earning revenues until we have completed our website and commenced marketing activities.  As of June 30, 2013, we had $46,345 cash on hand.Our working capital position as of June 30, 2013 was $45,740.  Since our inception through June 30, 2013, we have incurred a net loss of $5,360.  Our net loss is due to lack of revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and due to the fact that to date we have had no revenues.

Our fiscal year ended is June 30.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. We believe that investors in today's markets demand full transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact.

While there is currently no public market for the Company's common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likelybe a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

The Company is considered a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

The Offering

Securities Being Offered	Up to 1,805,000 common shares.

Sales by Selling Shareholders	The sales price to the public is fixed at $0.04 per share for the duration of the offering.

We are registering common shares on behalf of the selling shareholders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling shareholders and have no control or affect on the selling shareholders.

Securities Issued and to be Issued
3,305,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering. The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Market for our common stock.
Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.   We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

June 30, 2013
Balance Sheet Data	(audited)
Cash	$46,345
Total Current Assets	$46,345
Liabilities	$605
Total Stockholder’s Equity	$45,740

Statement of Operations	From Inception
(December 6, 2012) to
June 30, 2013
Revenue	$-
Net Loss for the Period	$5,360

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial phases of our business plan; however, we currently do not have any operations and we have no income. We estimate that we will require additional funds in order to expand our website and conduct our proposed operations. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not generated any income from operations to date and future financial results are uncertain.  We cannot assure you that the registrant can operate in a profitable manner.  We have an accumulated deficit of $(5,360) from inception to June 30, 2013. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of the registrant.

Our independent auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date  we have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $5,360 for the period from Inception to June 30, 2013 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

We anticipate our operating expenses will increase prior to our earning revenues.  We may never achieve profitability and you may lose your entire investment.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We anticipate that our ongoing expenses will increase by approximately $15,000 once we become a reporting company under the Securities Exchange act of 1934. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to complete the development of our website or even meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports. We estimate that these costs could range up to $15,000 per year for the next few years and will be higher if our business volume and activity increase but lower during our first year of being public because we have not yet been subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to complete the development of our website or even meet routine business obligations. Immediately upon effectiveness, we will be required to file only those reports required by Section 15(d).

Because our executive officer does not have experience in e-commerce, there is a higher risk our business will fail.

None of our executive officers have any experience in e-commerce and have never managed any company involved in e-commerce. As a result our business could suffer irreparable harm due to our lack of experience in e-commerce.

Because our executive officer does not have experience in accounting and finance or running a public company subject to U.S. securities law and preparing financial statements in U.S. GAAP, there is a higher risk our business will fail.

Our executive officer does not have any experience in accounting and finance and has never acted in this capacity for another company.  Our executive officer also does not have any experience running a public company subject to U.S. securities law and preparing financial statements according to U.S. GAAP. However, he will be responsible for preparing our financial statements and developing and assessing our internal control over financial reporting. As a result our business could suffer irreparable harm due to his lack of experience in accounting and finance.

Our executive officer has only agreed to provide her services on a part-time basis.   She may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Because we are in the development stage of our business, our executive officer will not be spending the full amount of her time on our business. Sheri Strangway expects to expend approximately 20 hours per week on our business for the foreseeable future. Competing demands on Mrs. Strangway’s time may lead to a divergence between her interests and the interests of other shareholders. Sheri Strangway is currently working as a sales representative for Countrywide Landmark Realty Inc. and as an owner of Thread FX, an embroidery and promotional company. None of the work she will be undertaking with these two other companies will directly compete with the registrant.

Our director owns approximately 45.4% of our outstanding common stock.  Investors may find that corporate decisions influenced by our directors are inconsistent with the best interests of other stockholders.

Our director owns approximately 45.4% of the outstanding shares of our common stock as of the date of this prospectus.  Accordingly, she has, and following the completion of the offering, will continue to have power in deciding every aspect of our business.  She will have the power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of our director may still differ from the interests of other stockholders. Sheri Strangway owns 1,500,000 common shares for which she paid $15,000.

The success of our business depends on the continued use and growth of the Internet as a commerce platform.

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The Internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by viruses, worms, and spy-ware.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

We will rely on a third-party for hosting and maintenance of our website.  Any mismanagement or service interruptions could significantly harm our business.

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

We may be exposed to liability for infringing intellectual property rights of other companies.

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any trademarks which our company might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any trademark infringement suits or in asserting any trademark rights, in suit with another party.

We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

As long as we remain a smaller reporting company, we will not be required to obtain or disclose an auditor’s attestation concerning management’s report on internal controls over financial reporting.  Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and a market may never develop. We currently plan to apply for quotation of our common stock on the OTC Bulletin Board electronic quotation service and/or the OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTC Bulletin Board electronic quotation service and/or the OTCQB or, if traded, a public market may never materialize. If our common stock is not traded on the OTC Bulletin Board electronic quotation service and/or the OTCQB or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

An application for quotation on the OTCBB and/or the OTCQB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"), 2) agree to sponsor the security, and 3) demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB and/or OTCQB. In order for a security to be eligible for quotation by a market maker, our common stock must be registered with the SEC, and we must be current in our required filings. There are no other requirements for quotation and accordingly no financial or minimum bid price requirements.  Once eligible for quotation on the OTCBB and/or OTCQB, our common stock will remain eligible unless we (1) fail to comply with our periodic reporting requirements, or (2) all of the broker-dealers stop quoting it.

If a market for our common stock develops, our stock price may be volatile.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

●	the evolving demand for our service;
●	our ability or inability to arrange for financing;
●	our ability to manage expenses;
●	changes in our pricing policies or our competitors; and
●	global economic and political conditions.

Further, if our common stock is traded on the OTC Bulletin Board electronic quotation service and/or the OTCQB, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of common shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,805,000 common shares through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Our status as an “emerging growth company” under the jobs act of 2012 may make it more difficult to raise capital if the need arises.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, which would be in our second annual report regardless of whether we continue to qualify as an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company,”  we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an "emerging growth company" under the Jumpstart Our Business Startups Act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company until the earlier of:
(1)  the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, as defined in Exchange Act Rule 12b-2 as a company with a public float of at least $700 million and has been reporting for at least one year, or
(2)  the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will still be able to take advantage of scaled disclosure requirements.  Specifically, similar to "emerging growth companies," "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply for so long as the Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board and/or the OTCQB is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, Original Source common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:
   -   Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section in this prospectus.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the sale of 1,805,000 common shares being registered on behalf of selling shareholders.  We are bearing all costs relating to the registration of the common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common shares.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The sales price to the public is fixed at $0.04 per share for the duration of the offering.

The Company is considered a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 1,805,000 common shares offered by the selling shareholders may be sold by one or more of the following methods, without limitation:
   -  ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   -  face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

(a)  ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b)  privately negotiated transactions;
(c)  market sales (both long and short to the extent permitted under the federal securities laws);
(d)  at the market to or through market makers or into an existing market for the shares;
(e)  through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(f)  a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The shareholders and any broker-dealers or agents that participate with the shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

None of the selling shareholders listed in this registration statement are registered broker-dealers or affiliates of registered broker-dealers.

State Law Restrictions on Resale

If a selling security holder wants to sell our common shares under this registration statement in the United States, the selling shareholders will also need to comply with the states securities laws with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.

Any person who purchases common shares from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with state laws regarding secondary sales.  When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Selling Shareholders

The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders.  We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding.

The registrant shall register, pursuant to this prospectus 1,805,000 common shares currently outstanding for the account of the following individuals or entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Name	Total Shares Before Offering	# of Shares Being Registered	Total Shares After Offering	% After Offering
Wesley Allen	50,000	50,000	Nil	Nil
Kenneth Culley	40,000	40,000	Nil	Nil
Anne Delben	50,000	50,000	Nil	Nil
Matthew Delben	50,000	50,000	Nil	Nil
Joseph Delben	50,000	50,000	Nil	Nil
Vito Delben	50,000	50,000	Nil	Nil
Christopher Ferrera	50,000	50,000	Nil	Nil
Hans Finke	50,000	50,000	Nil	Nil
Justin Gingerich	42,500	42,500	Nil	Nil
Sheila Groombridge	50,000	50,000	Nil	Nil
Jonathan Jackman	50,000	50,000	Nil	Nil
Danielle Liegghio	50,000	50,000	Nil	Nil
Shane Liegghio	50,000	50,000	Nil	Nil
Caleb Lockhart	75,000	75,000	Nil	Nil
Jordan Lockhart	50,000	50,000	Nil	Nil
Ryan Lockhart	75,000	75,000	Nil	Nil
Shaun Lockhart	75,000	75,000	Nil	Nil
Jodi-Lynn Mosienko	40,000	40,000	Nil	Nil
Suzanne Murray	45,000	45,000	Nil	Nil
Greg Ostryhom	50,000	50,000	Nil	Nil
Kim Ostryhom	50,000	50,000	Nil	Nil
Lindsay Ostryhom	50,000	50,000	Nil	Nil
Subhashh Parekh	50,000	50,000	Nil	Nil
Haley Post	42,500	42,500	Nil	Nil
Rod Post	42,500	42,500	Nil	Nil
Tracy Post	42,500	42,500	Nil	Nil
Garret Schauteet	50,000	50,000	Nil	Nil
Michael Schauteet	50,000	50,000	Nil	Nil
Peter Schauteet	50,000	50,000	Nil	Nil
Samuel Schauteet	50,000	50,000	Nil	Nil
Victoria Schauteet	50,000	50,000	Nil	Nil
Grant Spragg	50,000	50,000	Nil	Nil
William Waybrant	50,000	50,000	Nil	Nil
Beth Wolfe	42,500	42,500	Nil	Nil
Steve Wolfe	42,500	42,500	Nil	Nil
Rebecca Zanki	50,000	50,000	Nil	Nil
Total	1,805,000	1,805,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

Other than William Waybrant, the father-in-law of our President Sheri Strangway, none of the selling shareholders:

(1)	have had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	have ever been one of our officers or directors.

Prior to each sale of common shares to the selling shareholders, each selling shareholder represented in writing to the registrant that the common shares would be purchased solely for the account of the shareholder and not for distribution. The selling shareholders further represented that, at the time of purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. All selling shareholders have represented to the registrant that they intend to sell their shares in the ordinary course of business.

The Company is considered a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

DESCRIPTION OF BUSINESS

In General

The registrant was incorporated in Nevada on December 6, 2012 as a development stage company to create online resources that seamlessly offer travelers unique, highly relevant and user-friendly information on activity-based travel. It will be designed to fill a void in the marketplace by offering third-party content and information to visitors in their activity of choice, while also having the ability to offer links to related clubs and organizations that provide additional information, as well as the potential for interactive experiences. The registrant’s website www.activewithme.com will be designed to offer a fundamentally different experience than any other offering in today’s market. The registrant’s plan is to design its website centered purely around activities and offer an ability to quickly access relevant content to the particular activity of choice.

The Market

The global travel industry is very large. According to PhoCusWright, gross bookings in the global travel industry are expected to be greater than $1.1 trillion in 2013. Along with this, recent historical trends show that each year, an increasing percentage of global travel spending has been conducted online through supplier websites and online travel agencies. Research from International Data Corporation offers additional support for the increasing use of the Internet for travel, with the travel industry representing half of all global e-Commerce transactions in 2012 (source: Tripadvisor 10-K, December 31, 2012).

An extensive study was completed in 2007 by Lang Research Inc. for various Canadian government tourism agencies and marketing organizations, entitled “U.S. TRAVEL MARKET, Outdoor Activities While on Trips of |One or More Nights.” This work serves to show the large size of activity-based travel in the U.S. It is based on a survey conducted by mail with an established U.S. mail panel between June 2006 and June 2006 and it includes only adults 18 years and older. The reference period for the data was 2004 and 2005. Over the reference period 57.8% of respondents participated in an outdoor activity while on an out-of-town, overnight trip of one or more nights. Although this data is somewhat dated, the registrant believes it shows a significant market for both users and potential advertisers available for the registrants intended services.

Competition

The online offerings currently available in the marketplace can be broken down into three basic groups. (1) Booking / Online travel agency sites (2) Information-based travel sites (3) Various member-based and blog-oriented websites. The two types of travel sites that relate to the registrants intended offering is the latter two. The registrant has identified what it believes to be limitations with each type that the registrant will bridge into a single offering.

Information-based sites essentially create online travel guides attempting to aggregate as much content as possible. These sites will also typically attempt to create a large database of user-based information. The websites are populated with a large quantity of mainstream content. Search capability tends to be limited and users are limited to “surfing|” with virtually no interactivity. These are not great sites for travelers seeking quality, relevant, easily accessed information on activity based travel.

Member-based travel websites attempt to assemble user-experiences and content and adopt a membership model. This focus on memberships, rather than based on activities, results in a large amount of irrelevant information and redundant content, as well as random associations between members based on who is online at the moment. These member based relationship sites force visitors into relationships that may be unwanted or not to be permanent. Blog sites attempt to aggregate as many experiences and user-submitted content/experiences as possible. This approach also serves to create large databases of random, irrelevant content.

In addition, the vast majority of information-based and member-based / blog-oriented sites have limited mapping and search capabilities and are more oriented to surfing content as provided by the website.

The registrant’s website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The competitive advantage of the registrant will lie in its ability to create a design centered purely around activities and provide quick access to relevant content.

The Website

The registrant’s website is still under construction. The website has not yet been developed, and substantial additional development work will be required before the website can be fully operational.

The key features that will be incorporated into the registrant’s website will be as follows:

●	Design centered around activities, unlike any other travel-based website.
●	Unique, intuitive interface.
●	State of the art graphics.
●	Ease and flexibility of use and avoidance of clutter.
●	Powerful search capability.
●	Superior speed through database-driven, links-based content.
●	Ability to access and interact with knowledgeable locals having similar activity-based interests.
●	Ease of access to rich activity-based travel content.
●	Access to value-added features.
●	Opt-in membership for access to enhanced features (i.e. saved searches / bookmarked content for future access).
●	Future mobile app development.

The registrant’s website will be organized around the particular activity that the visitor to the site is interested in. Examples of the many types of activities that may be available include: Outdoor activities such as hiking, cycling, boating, skiing, team sports, running, beach games, basketball, baseball, swimming, river rafting, bungee jumping, scuba diving, golf, tennis, surfing, fishing and horseback tiding. Indoor activities such as badminton, aerobics, billiards, yoga, bowling and art. Nature activities such as bird watching, nature walks, gardening, camping and pet activities. Entertainment activities such as shopping, reading, wine tasting, video games, chess, music, dance, food, cooking, photography, attending sports events, zip lining, movies, card playing, crafts and singing. Motorized activities such as snowmobiling, ATVing and motorcycling.

There are several inherent advantages of this approach

●
Ubiquitous nature of relevant clubs & organizations.  In virtually every jurisdiction, there are always clubs and other organizations that are organized along parallel lines as the registrant will be (i.e. hiking activity = hiking  clubs).

●
Clubs publish websites which have content and contacts.  In today’s world whereby virtually every organization with any substance publishes a website having relevant content and contacts, there is an extremely large body of information that can be organized and made available online.

●
Database driven.  Given the activity-based design of the registrants intended website and the ability to align a great body of information along these lines, it will be possible to create a database-driven engine that can easily and efficiently access this content.

The guiding principal with this design is that by selecting a geography and activity (or activities) it will be possible for travelers to very quickly have instant access to clubs, organizations that have relevant information, including local event information as published by club insiders as well as like minded contacts also accessed through club interfaces.

While maintaining the activity-based structure, it will also be possible to post an array of well documented activities and attractions that travelers can also research at their leisure. This will supplement the club-based directory content. Management of the registrant will source content from a variety of sources, including both online searches and accessing directory listings of other travel guide oriented sites (note: this will not involve the taking of any copyrighted material, but simply to source listings of relevant activities to gain as much complete content as possible). The registrant would then display a listing of activities, along with summary information and the ability to access links that will bring the visitor to the content desired in a new window. It will thus be very easy to return to www.activewithme.com to continue with their research.

Given the nature (activity-based) and structure (database driven) of the intended site, it would be possible for the registrant to provide a range of value-added features to its visitors. For example:

●	Lists can be developed of the most popular venues clicked on by visitors,
●	Admission-based venues can be highlighted,
●	Easy search capability.
●
“Store” area – a list of retail and other shopping opportunities for visitors – this would be driven by advertisers seeking to target visitors.  A listing of various companies offering products will be given in the store site in a highly attractive way.  Visitors may visit the sites of their choosing.

●
Saved searches – users that sign in and obtain a membership will be able to save their search results (i.e. bookmark their content).  In this way they can go online, either prior to or during their trip, and access information of their choosing.

●
The ability of individuals to obtain a membership where they can save their searches opens up an entirely new dimension to the website.  It will open up the possibility of allowing members to post content that is associated with particular activities in a given area.  In so doing, it opens up the ability for other visitors to be given the option to access the blog information posted by others and – should the posting blogger wish, allow other visitors to ask them particular questions about their experience.

One of the overall attractions associated with the intended design of the site is that it would be much more closely resemble a real world experience.  For example,

●	The experience can be designed such that the visitor can take a virtual tour of the area and clubs and activities of interest to them.
●	The visitor could then access real contacts through these clubs and either email with a question, or actually make a telephone call if a number is given.

The way in which this is made more real is that the visitor can actually choose the type and level of interaction that they desire.  They can be as distant as they choose (i.e. simply accessing content) or attempting to reach out and contact a local person that can assist them with advice and information.  A key concept intended with the registrant’s site design will be to allow the traveler to feel like they are in the destination and able to interact with knowledgeable locals in their field of interest.

Unlike the great majority of travel-oriented website, visitors to the registrants intended website will not be faced with a plethora of push content, but will rather see a very basic webpage that is clear, concise, and simple to use.

●	Logo. To be displayed across the very top of the webpage.
●	Menu. Located immediately underneath the logo row.
●	Graphic. Highly attractive series of rotating activity-based images, with prominent position at the top of the page.
●	About the site box. Text box placed near the graphic which contains basic information on the site, what it provides for travelers, and how it can be used.
●
Activity based text selection box.  An ability to check activities of interest – the home page will have general categories with a partial listing (i.e. “outdoor active” with a limited number of selections and the ability to select “more” for the full list under that section, following by – say –  “indoor active” and so on).

●
Map feature.  There will be a state of the art, prominent map that allows users to zoom in and out.  As activities are selected, visitors can have each activity plotted on the map.  This feature will be refined such that every hiking activity is not placed on a US national map.  How this feature works in practice will be researched, perhaps requiring a visitor to select a certain region (i.e. a certain zoom level – say 500 miles maximum).  Users will be able to drill down to local areas / cities.  As a visitor hovers over particular icons, a brief summary will appear (i.e. name, one sentence description, link, etc.).

●
List feature.  Users can also opt to have a list printed for the zoom level and activities of their choice.  Thus, users can either select a geographically-based selection (i.e. close to a city center, or out of town) or users can view a table with a complete set of listings and select in that fashion.

These key features of the home page would allow the visitor to immediately drill down to a region and activity that the visitor is interested in.  The process is very fast and efficient.  At this point, the types and nature of content becomes very important.  This will be organized as follows:
●	Links. Organizations of interest (i.e. clubs related to the activity chosen), and
●	Content. Points of interest (i.e. trails, guides, etc.).

The site visitor would immediately gain access to a listing of either links or content that is of interest to them.  In addition to each listing, a map would open up with icons showing links (in one color) and content (in another color).  The visitor would have the ability to either navigate through the map (which will have zoom in – zoom out capability, along with the ability to select / de select the type of content to display).  When the visitor hovers over a particular icon, basic information will appear in the window and the ability to click on a link to additional information.

Revenue Model

The structure of the registrant’s website will create easy opportunities to profile visitors, virtually instantly.  Visitors to the hiking section are obviously interested in hiking products and services, while visitors to yoga activities will have an entirely different set of interests. Such an ability to profile groups of visitors in this fashion represents a great opportunity for targeted advertising.

Each activity and region of the intended website will have a shopping section, which will allow retail establishments an opportunity to list their store(s) in this section.  It is envisioned that the initial revenue model will be on a pay per click basis to advertisers, potentially evolving into a revenue-sharing / commission basis.  Descriptions of revenue models are given below.

Click-Based Advertising Revenue.  Click-based advertising is generally priced on a cost-per-click, or CPC, basis, with payments from advertisers based on the number of users who click on each type of link.  This may include a booking site (i.e. online travel agencies) or contextually-relevant branded and unbranded textlinks (direct suppliers of products or travel-related services or products).

Display-Based Advertising Revenue.  The registrant intends to generate revenue from a variety of display-based advertising placements through which advertising partners can promote their brands in a contextually-relevant manner. This type of advertising is generally sold on the basis of cost per thousand impressions, or CPM.

Marketing

Due to limited resources early on, the registrant will implement its strategy in a series of phases. This phased strategy will apply to both development of its website and its marketing strategy, which will move forward together in parallel. For more detailed timelines see Plan of Operations.

Phase I – Initial Development

The aim of Phase I marketing will be to prove the concept and to create a launch platform for Phase II marketing efforts.

Establish Proof of Concept with Site Design.  The competitive advantage for the registrant’s website will be intimately tied to site design and user experience.  Given the importance of this, it will be imperative at the outset to design the required backend associated with the website and its associated components.  This will include the creation of database-driven content structure and interface functionality that will make this possible.  The steps involved with this are as follows:

1.	Create a draft site platform.
2.	Populate the site with activity-based content from a particular region / locale.
3.	Develop site graphics, including branding and company logo.
4.	Test market the site with insiders, friends, and others.
5.	Revise the website as appropriate.

For the development of marketing materials a parallel effort will be undertaken with respect to future marketing efforts: Sourcing content from a variety of sources, begin to create a database of activities by region. Similarly, begin to create a database of organizations service providers, and populate otherwise develop content / listings and populate the beta site. Begin to develop the search engine strategy. Develop marketing materials geared toward advertisers. Create targeted lists of potential advertisers. Develop social network marketing strategy (i.e. Facebook, Twitter, blog sites, etc.) Develop ancillary, supporting marketing efforts (i.e. public relations activities, media articles, etc.). Attendance at tourism-related trade shows.

Phase II – Rollout of Website

Phase II marketing efforts will be targeted to rolling out the website and will require additional financial resources and personnel. The registrant does not currently have the resources to carry out any of the Phase II marketing efforts.

Marketing programs will be developed in order to build and maintain the value of the brand, promote consumer engagement, drive qualified clicks to advertising partners and strategically position the website brand in the market.

The Phase II rollout will involve the following marketing efforts: Create Social Platform.  Along with the launch of the site, Management will implement a social media strategy including Facebook, Twitter and other social sharing platforms in order to engage potential visitors, encourage site traffic, and create a user base.  Investment in Search Engine Marketing (SEM).  SEM is a form of Internet marketing that involves the promotion of websites by increasing their visibility in search engine results pages through the use of paid placement, contextual advertising, and paid inclusion.  Depending on resources at the time, Management may initiate a SEM strategy (i.e. bid on keywords to drive traffic, build the brand, gain more users, collect content and scale more quickly).  If the website is successful and gains traction among users, SEM may represent an important channel because it delivers a significant number of brand impressions and can be a cost-effective method to get people to try the website. Customer relationship marketing will also be used if the site builds critical mass.  With this marketing technique, relevant and engaging traveler communications are sent to opt-in members via email.  Advertisers will be encouraged to utilize coupons and other methods to encourage heightened interest in the website. Pursuing an increasing variety of public relations activities, including media articles.  Development of marketing campaigns related to increasing number of cross-links and sites linking in (also contributes to SEO effort).  If the site gains traction, implement heightened efforts towards revenue-generating advertising partners.

Government Regulation

Some electronic commerce activities are regulated by the Federal Trade Commission. These activities include the use of commercial e-mails, online advertising and consumer privacy. The Federal Trade Commission regulates all forms of advertising, including online advertising, and states that advertising must be truthful and non-deceptive. Safeguards will be put in place to protect consumers’ rights and privacy on our website.

Employees

We have no employees as of the date of this prospectus other than our president. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 2005 Lakeshore Road, Sarnia, Ontario, Canada N7X 1G4. This office space is being provided to the registrant free of charge by our president, Sheri Strangway. This arrangement provides us with the office space necessary at this point. As business operations increase, we may need to lease or acquire additional or alternative space to accommodate our development activities and growth.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.04 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the OTC Bulletin Board electronic quotation service and/or the OTCQB for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 65,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 9, 2013, there were 3,305,000 shares of our common stock issued and outstanding held by thirty seven (37) stockholders of record. There are no preferred shares issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Two persons present and being, or represented by proxy, shareholders of the Corporation are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase common shares.

Options

We have not issued and do not have outstanding any options to purchase common shares.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into common shares or any rights convertible or exchangeable into common shares.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

The registrant is a development stage company with limited funding.   Therefore, development will occur in several phases, as follows:

Early Stage Development

Early stage development of the website, including initial content. Design and construct the initial beta website, populate the site with activity-based content for a particular region (we have yet to determine the best region to start with), develop the site graphics including branding and Company logo (the logo has been designed), and test market the site with friends and others and revise as appropriate.

Because of the costs involved and the fact that the registrant’s officer will not be receiving a salary at this time, expenses related to this phase are expected to be less than $30,000. The president will spearhead this effort. The registrant currently has sufficient capital to complete this stage of its plan of operations. The registrant expects to have this stage of the plan of operations completed by the end of March 2014.

Further development of the website

The initial live website will be focused on major US points of interest. The registrant expects the further development to require the hiring of an initial 2 permanent employees. This second phase of the operating plan would principally be devoted to establishing a significant presence in the market with as much information on as many areas of interest as possible.

Because of the costs involved and the fact that the president will not be receiving a salary at this time, expenses related to this phase are expected to be related to the costs of hiring two employees, approximately $7,000 per month. The Company currently does not have sufficient capital to initiate this phase of its plan of operations.

Ongoing development of the website

If the registrant’s website gains traction in the marketplace and is able to attract advertisers they will continue to build out the website to more and more points of interest all around the world. The company will also begin to build on its marketing efforts as described in the Marketing section.

The registrant does not currently have sufficient capital for this phase of its plan of operations.
We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through the sale of equity capital.

Results of Operations for Period Ending June 30, 2013

We did not earn any revenues from inception through the period ending June 30, 2013.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $5,360 from inception on December 6, 2012 through the period ended June 30, 2013.  These operating expenses included the purchase of our domain name, the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of June 30, 2013, we had cash of $46,345 and working capital of $45,740.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $5,360 during the period from our inception on December 6, 2012 through to June 30, 2013. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on December 6, 2012 through to June 30, 2013.

Cash from Financing Activities

We generated cash from financing activities in the amount of $51,705 during the period from our inception on December 6, 2012 through to June 30, 2013. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations.  We plan to spend the balance of these proceeds as described above under Plan of Operations.

As of June 30, 2013, we had no commitments for capital expenditures.

We estimate that our total expenditures over the next twelve months will be approximately $45,000. We anticipate that our cash and working capital will be sufficient to enable us to complete the first phase of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of September 9, 2013 are as follows:

Name	Age	Position(s) and Office(s) Held	Term of Office
Sheri Strangway	49	President, Chief Executive Officer, Chief Financial Officer , Secretary and Director	Since Inception To Present

Set forth below is a brief description of the background and business experience of our officers and directors.

The registrant believes that the skills, experiences and qualifications of its officer and director provides the registrant with the expertise and experience necessary to advance the interests of its shareholders.

Sheri Strangway has been the President, Chief Executive Officer, Chief Financial Officer and Director of Active With Me Inc. since its inception. Ms. Strangway has owned and operated Thread FX, an embroidery and promotional company since September of 2002. She is responsible for designing and meeting budgetary goals, dealing with clients and training and overseeing staff. Ms. Strangway develops the creative and marketing strategies and is responsible for the day to day accounting. Ms. Strangway has also been a sales representative for Countrywide Landmark Realty Inc. since April of 2008.

Ms. Strangway is not currently, nor has she ever been, a director of any public company.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one director.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described in NASDAQ Rules 4200 and 4350.  Independent directors would not include anyone who, within the past three years, be employed by our Company or any parent or subsidiary of our Company or any of their family members; or any director who is, or who has a family member who is, a controlling shareholder.   Our Board of Directors has determined that its member does not meet the independence requirements.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our president. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant traffic. We are outsourcing in the meantime for the development of our website.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:
   -   Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   -   Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   -   Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   -   Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The registrant does presently not have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers. Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers.

Our current named executive officer holds substantial ownership in the registrant and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of their ability. As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer since our inception for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sheri Strangway, CEO, CFO, President, Secretary & Director	2012 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the registrant for their service as officers of the registrant.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Sheri Strangway	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sheri Strangway	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the registrant for their service as members of the board of directors of the registrant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 9, 2013, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,305,000 shares of common stock issued and outstanding on September 9, 2013.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Sheri Strangway 2005 Lakeshore Road Sarnia, Ontario N7X 1G4	1,500,000	45.4%

Common	Total all executive officers and directors	1,500,000	45.4%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities mother than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We completed an offering of 1,500,000 shares of common stock on January 3, 2013 to our president and director, Sheri Strangway, at a price of $0.01 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Family relationships between any of the selling shareholders and our directors:

William Bryant is the father-in-law of Sheri Strangway our president and director.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders.  At September 9, 2013, there were 37 shareholders of the registrant holding a total of 3,305,000 common shares. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered. c)  Dividends.  Holders of the registrant’s common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant’s common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future. d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

	Number of Securities	Weighted Average Exercise	Number of Securities
	Issued upon Exercise of	Price of Outstanding Options	Remaining Available
Plan Category	Outstanding Options,	Warrants and Rights	Future Issuance

Equity
Compensation
Plans Approved
by Security Holders	n/a	n/a	n/a

Equity Compensation
Plans Not Approved
by Security Holders	n/a	n/a	n/a

Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

We completed an offering of 1,500,000 shares of common stock on January 3, 2013 to our president and director, Sheri Strangway, at a price of $0.01 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,805,000 shares of our common stock at a price of $0.02 per share to a total of thirty six (36) purchasers on May 27, 2013.  The total amount we received from this offering was $36,100. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

Item 5(b)  Use of Proceeds.  As described herein

Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1)  is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)  securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing.  If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB.  We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB.  We currently have no market maker who is willing to list quotations for our securities.

Shares Eligible for Future Sale

Upon the date of this prospectus, there are 3,305,000 common shares outstanding of which no common shares may be freely traded without registration.  However, 1,600,000 common shares of present shareholders are being registered on this offering.

The remaining 1,500,000 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.
At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

Since we are considered a "Shell Company," our common stock will not be eligible for resale under Rule 144 until the conditions of Rule 144(i) are met.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Anton & Chia, LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.   Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Karen A. Batcher, Esq of Synergen Law Group, APC Chula Vista, California.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Active With Me Inc.
2005 Lakeshore Road
Sarnia, Ontario Canada N7X 1G4
(519) 337-9048

Our fiscal year ends on June 30.  Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC.  You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

FINANCIAL STATEMENTS

Audited financial statements for the period ended June 30, 2013, including:

41	Report of Independent Registered Public Accounting Firm

42	Balance Sheet as of June 30, 2013

43	Statement of Operations for the Period from December 6, 2012 (Inception) to June 30, 2013

44	Statement of Stockholders’ Equity for the Period from December 6, 2012 (Inception) to June 30, 2013

45	Statement of Cash Flows for the Period from December 6, 2012 (Inception) to June 30, 2013

46-48	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Active With Me, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Active With Me, Inc. (the "Company") as of June 30, 2013, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from December 6, 2012 (Inception) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2013 and the results of its operations and its cash flows for the period from December 6, 2012 (Inception) through June 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has had no revenues and an accumulated deficit of $5,360 since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in the financial statements, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Anton & Chia, LLP
Newport Beach, California
September 10, 2013

ACTIVE WITH ME, INC.
(A Development Stage Company)
BALANCE SHEET

June 30, 2013

ASSETS
Current assets
Cash	$46,345

TOTAL ASSETS	$46,345

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Loan payable to officer	$605
Total liabilities	605

Stockholders' Equity
Current Liabilities
Preferred Stock, $0.001 par value, 10,000,000 shares
authorized; 0 shares issued and outstanding	-
Common stock, $0.001 par value, 65,000,000 shares
authorized; 3,305,000 shares issued and outstanding	3,305
Additional paid-in capital	47,795
Deficit accumulated during the development stage	(5,360)

Stockholders' equity	45,740

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,345

The accompanying notes are an integral part of these financial statements.

ACTIVE WITH ME, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

For the period from December 6, 2012 (inception) through June 30, 2013

Operating expense:
General and administrative	$5,360
Total operating expenses	5,360
Loss from operations	(5,360)

Net loss	$(5,360)

Basic and Diluted Loss Per Share	$0.00

Weighted average shares - basic and diluted	1,502,293

The accompanying notes are an integral part of these financial statements.

ACTIVE WITH ME, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

				Deficit
	$.001 Par Value Common Stock		Additional Paid-in	Accumulated During the	Total Stockholders'
	Shares	Amount	Capital	Development Stage	Equity

Balance, December 6, 2012 (inception)	-	$-	$-	$-	$-

Issuance of common stock for cash to officer	1,500,000	1,500	13,500	-	15,000

Issuance of common stock for cash to third party investors	1,805,000	1,805	34,295	-	36,100

Net loss	-	-	-	(5,360)	(5,360)

Balance, June 30, 2013	3,305,000	$3,305	$47,795	$(5,360)	$45,740

The accompanying notes are an integral part of these financial statements.

ACTIVE WITH ME, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

For the period from July 19, 2010 (inception) to June 30, 2013

OPERATING ACTIVITIES:
Net loss	$(5,360)
Net cash used in operating activities	(5,360)
FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	51,100
Loan payable to officer	605
Net cash provided by financing activities	51,705

Net increase in cash	46,345

Cash, beginning of period	-

Cash, end of period	$46,345

The accompanying notes are an integral part of these financial statements.

Active With Me, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 Nature of Business

Active With Me, Inc., (the “Company”), was incorporated in the State of Nevada on December 6, 2012 to create a web-based service that will offer travelers unique, relevant and user-friendly information on activity-based travel. Listings will be provided for product and service providers of interest to the activity-based traveler.

The Company intends to maximize listings on the website, increase the value to the consumer, and provide potential advertisers with an ability to inexpensively feature their services to a very wide and targeted audience.

Basis of Presentation – Development Stage

The Company has been in the development stage since its formation on December 6, 2012. It has primarily engaged in raising capital to carry out its business plan, as described above. The Company expects to continue to incur significant operating losses and to generate negative cash flow from operating activities while it develops its operating plan. The Company's ability to eliminate operating losses and to generate positive cash flows in the future will depend upon a variety of factors, many of which it is unable to control. If the Company is unable to implement its business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow, or achieve or sustain profitability, which would materially adversely affect its business, operations, and financial results, as well as its ability to make payments on any obligations it may incur.

The Company has not earned any revenue from operations since inception. Accordingly, the Company’s activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Note 2 Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash equivalents include highly liquid short-term investments, with original maturities of three months or less. At June 30, 2013, the Company had no cash equivalents.

Concentration of Risk

As of June 30, 2013, the Company maintained its cash account at one commercial bank. The cash balance at June 30, 2013, was within the FDIC coverage of deposits totaling $250,000 per owner.

Active With Me, Inc.
(A Development Stage Company)
Notes to Financial Statements

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company’s operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory, and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

Our management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America.

Net Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. As of June 30, 2013, there were no dilutive securities shares.

Research and Development Costs

The Company expenses research and development costs as incurred.

Recent Accounting Pronouncements (Not Adopted)

In April 2013, the FASB issued ASU No. 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. This standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Note 3 Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company, a Development Stage Company, has a deficit accumulated of $5,360 during the development stage as of June 30, 2013. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to continue as a going concern is also dependent on its ability to find a suitable target company and enter into a possible reverse.

Active With Me, Inc.
(A Development Stage Company)
Notes to Financial Statements

merger with such company. Management’s plans include obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however there is no assurance of additional funding being available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

Note 4 Loan Payable to Officer

On December 6, 2012, the Company received from its sole Director, President and shareholder, a loan of $605 which such proceeds were utilized to pay for initial organization costs of the Company. The loan is not secured, has no specific maturity date and the loan is expected to be repaid from future proceeds received by the Company. There are no other terms to the loan. The balance of the loan is $605 as of June 30, 2013.

Note 5 Stockholders’ Equity

Authorized Shares

The Company’s Articles of Incorporation authorize the issuance of up to 10,000,000 shares of $.001 par value preferred stock.  As of June, 2013 there is no preferred stock outstanding.

The Company’s Articles of Incorporation authorize the issuance of up to 65,000,000 shares of $.001 par value common stock. As of June 30, 2013, there are 3,305,000 shares of $0.001 par value common stock issued and outstanding.

Issued and Outstanding Shares

During the period from December 6, 2012 (inception), to June 30, 2013, the Company issued 1,500,000 shares of its $.001 par value common stock to its Director, Chief Executive Officer, and President for cash in the amount of $15,000.

During the period from December 6, 2012, to June 30, 2013, the Company issued 1,805,000 shares of its $.001 par value common stock for cash in the amount of $36,100 to 35 individual accredited investors.

Note 6 Subsequent Events

Management has evaluated events through September 10, 2013, the date that the accompanying financial statements were issued, for transactions and other events that may require adjustment and/or disclosure. No material events were identified that require adjustment to the financial statements or additional disclosure.

1,805,000 Common Shares
on behalf of Selling Shareholders

Prospectus

Active With Me Inc.

September 9, 2013

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________  2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$10
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$1,390
Legal fees and expenses	$5,000
Total	$6,400

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that:

a.    the directors will cause the registrant to indemnify a director or former director of the registrant and the directors may cause the registrant to indemnify a director or former directors of a corporation or which the registration is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the registrant or a director of such corporation, including an action brought by the registration or corporation.  Each director of the registrant on being elected or appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

b.   the directors may cause the registrant to indemnify an officer, employee or agent of the registrant or of a corporation of which the registrant is or was a shareholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the registrant or corporation. In addition, the registrant shall indemnify the secretary or an assistant secretary of the registrant (if he is not a full time employee of the Corporation and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such secretary and assistant secretary, on being appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

c.   the directors may cause the registrant to purchase and maintain insurance for the benefit6 of a person who is or was serving a director, officer, employee or agent of the registrant or as a director, officer, employee or agent of a corporation of which the registrant is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Item 15.  Recent Sales of Unregistered Securities

We completed an offering of 1,500,000 shares of common stock on January 3, 2013 to our president and director, Sheri Strangway, at a price of $0.01 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,805,000 shares of our common stock at a price of $0.02 per share to a total of thirty six (36) purchasers on May 27, 2013.  The total amount we received from this offering was $36,100. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

All securities were sold pursuant to Regulation S(b)(3)(iii) in that:

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion and Consent of Synergen Law Group, APC
23.1	Consent of Anton & Chia, Certified Public Accountant

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser,

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sarnia, Ontario, on September 9, 2013.

ACTIVE WITH ME INC.

By:	/s/ Sheri Strangway
Sheri Strangway
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on September 9, 2013.

By:	/s/Sheri Strangway
Sheri Strangway
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director